Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Energy Vault Holdings, Inc

Westlake Village, CA

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 2023, relating to the consolidated financial statements of Energy Vault Holdings, Inc., which is incorporated by reference in the Registration Statement on Form S-3 (No. 333-262720).

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, LLP

Melville, New York

June 2, 2023